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EXHIBIT 8

SUBSIDIARIES OF THE REGISTRANT

         The following is a list of our subsidiaries including jurisdiction of incorporation and our ownership interest.

International Utility Structures (Luxembourg) S.A.R.L. - (Luxembourg)                             100%
IUS Holding Inc.  - (US)                                                                          100%
IUSRD (Ireland) Ltd. - (Ireland)                                                                  100%
International Utility Structures (Arkansas) Inc. - (US)                                           100%
International Utility Structures (Kansas), Inc. - (US)                                            100%
International Utility Structures (U.S.) Inc. - (US)                                               100%
IUS France S.A.S. - (France)                                                                      100%
Petitjean S.A.S. - (France)                                                                       100%
Petitjean Industries S.A.S. - (France)                                                            100%
Petitjean Services - (France)                                                                     100%
Petitjean Espana - (Spain)                                                                        100%
Petitjean GmbH - (Germany)                                                                        100%
Petitjean & Company (United Kingdom)                                                              100%
Petitjean & Company Estenstion Belge S.A. - (Belgium)                                             100%
Petitjean Aluminium Europe - (Belgium)                                                            100%
Petitjean Nederland BV- (Netherlands)                                                             100%
Petitjean Chile Ltd. - (Chile)                                                                    100%
Petitjean Asia Pacific Private Ltd. - (Singapore)                                                 100%
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